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                               TENET EXECUTIVE

                     DEFERRED COMPENSATION PLANS TRUST





                            As Amended and Restated
                          Effective November 10, 1995



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

                              TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I - CONTINUANCE OF TRUST ..................................................................................   2

ARTICLE II - PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.................................................   3

ARTICLE III - TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.............   4

ARTICLE IV - PAYMENTS TO COMPANY...................................................................................   5

ARTICLE V - INVESTMENT AUTHORITY...................................................................................   5

ARTICLE VI - DISPOSITION OF INCOME.................................................................................   6

ARTICLE VII - ACCCOUNTING BY TRUSTEE...............................................................................   6

ARTICLE VIII - RESPONSIBILITY OF TRUSTEE...........................................................................   7

ARTICLE IX - COMPENSATION AND EXPENSES OF TRUSTEE..................................................................   9

ARTICLE X - RESIGNATION AND REMOVAL OF TRUSTEE.....................................................................   9

ARTICLE XI - APPOINTMENT OF SUCCESSOR..............................................................................  10

ARTICLE XII - AMENDMENT OR TERMINATION.............................................................................  11

ARTICLE XIII - MISCELLANEOUS.......................................................................................  11

ARTICLE XIV - EFFECTIVE DATE.......................................................................................  12

                                TENET EXECUTIVE
                       DEFERRED COMPENSATION PLANS TRUST

                           As Amended and Restated
                         Effective November 10, 1995



         This Trust Agreement (the "Agreement") is made and entered into as of this 10th day of November, 1995, by and between Tenet Healthcare Corporation, formerly National Medical Enterprises, Inc., a Nevada corporation (the "Company") and United States Trust Company of New York (the "Trustee") with reference to the following facts:

         A. The Company previously adopted the National Medical Enterprises, Inc. Deferred Compensation Plan (the "NME Plan") to provide benefits to a select group of management employees and members of the Company's Board of Directors ("Directors").

         B. The Company previously established the NME Deferred Compensation Plan Trust (the "Trust") to provide a source of funds for benefits payable under the NME Plan.

         C. The Company recently acquired the stock of American Medical Holdings, Inc. and its affiliates (collectively "AMH") and employees of AMH became employees of the Company;

         D. AMH also maintains an executive deferred compensation plan, known as the AMI Executive Deferred Compensation Plan (the "AMI Plan");

         E. The Company has established a new executive deferred compensation and excess benefit plan, known as the Tenet Executive Deferred Compensation and Supplement Savings Plan (the "Tenet Plan"), effective November 10, 1995, to provide benefits to both the employees and Directors of the Company as well as former employees of AMI who are now employees of the Company.

         F. In connection with the adoption of the Tenet Plan, the Company intends to terminate the NME Plan and the AMI Plan, effective December 31, 1995. The bookkeeping accounts established for participants under the NME Plan will be merged into and transferred to the Tenet Plan and maintained and distributed pursuant to the terms of the Tenet Plan. Benefits under the AMI Plan will continue to be maintained and distributed pursuant to the terms of that plan.

         G. The Company desires to amend and restate the prior trust agreement between the Company and the Trustee to enable the Trust to also serve as a source of funds for benefits payable under the NME Plan and the Tenet Plan; benefits under the AMI Plan will continue to be funded by the grantor trust previously established with respect to that plan.

     H. The Company and its "Affiliates" (as defined under sections 414(b), (c) and (m) of the Internal Revenue Code of 1986, as amended (the "Code")) have incurred and expect to continue to incur liability under the terms of the NME Plan and the Tenet Plan (collectively the "Plans"), copies of which are attached hereto as Exhibits A and B with respect to the individuals participating in such Plans.

     I. The Company desires to continue the Trust and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to participants or their beneficiaries under the Plans in such manner and at such times as specified in the Plans.

     J. It is the intention of the parties that this Trust shall continue to constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     K. It is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.

     NOW, THEREFORE, the parties do hereby continue the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                              ARTICLE I

                         CONTINUANCE OF TRUST

     1.1 The Company previously established the Trust, as an irrevocable trust, and deposited with the Trustee in trust Five Hundred Thousand (500,000) shares of the seven and one-half cents ($0.75) par value per share common stock of the Company, as the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement.

     1.2 The Company shall contribute to the Trust such additional amounts as the Company shall reasonably decide are necessary to provide for all benefits payable under the Plans.

     1.3 The Trust is intended to continue to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and shall be construed accordingly.

     1.4 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for uses and purposes of participants in the Plans and general creditors as herein set forth. Participants and their beneficiaries under the Plans shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in Section 3.1 herein.

     1.5 Upon a Change of Control, as defined in Section 13.4 herein, and on the last day of every calendar quarter commencing with the first calendar quarter beginning after the month in which a Change of Control occurs (a "Quarter"), the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control and no longer than ten
(10) days after the end of each Quarter, make an irrevocable contribution to the Trust in an amount that is sufficient together with all assets held by the Trust as of such date to pay to each participant or beneficiary, on a pre-tax basis, the benefits to which such participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred, and as of the last day of each Quarter. The Company shall notify the Trustee immediately following verification that a Change of Control has occurred.

                                ARTICLE II

                        PAYMENTS TO PLAN PARTICIPANTS
                           AND THEIR BENEFICIARIES

     2.1 The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each participant (and his or her beneficiaries) under the Plans, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall not be responsible for determining the accuracy of the amounts to be paid according to the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     2.2 The entitlement of a participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     2.3 The Company may make payment of benefits directly to participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company in the event that principal and earnings are not sufficient.

                                   ARTICLE III

                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                    TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

     3.1 The Trustee shall cease payment of benefits to participants and their beneficiaries under the Plans if the Company is "Insolvent." The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2   At all times during the continuation of this Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

           (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing if the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall determine whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payment of benefits, from the Trust, to participants or their beneficiaries under the Plans.

           (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company has become Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning Company's Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.

           (c) If at any time the Trustee has determined that the Company is insolvent, the Trustee shall discontinue payments, from the Trust, to participants or their beneficiaries under the Plans and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

                (d) The Trustee shall resume the payment of benefits to participants or their beneficiaries under the Plans in accordance with Article II of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         3.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the such participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                 ARTICLE IV

                             PAYMENTS TO COMPANY

         4.1 Except as provided in Article III hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to participants and their beneficiaries pursuant to the terms of the Plans.

                                  ARTICLE V

                             INVESTMENT AUTHORITY

         5.1 It is the intent of the Company that the Trustee shall invest the contributions to the Trust in shares of common stock of Company. The Trustee may invest in securities (including stock or right to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee, or the person designated by the Trustee, and shall in no event be exercisable by or rest with participants in the Plans. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. The Trustee shall hold the stock until such time as the stock must be liquidated to pay participants or their beneficiaries benefits under the Plans or until such time as the Trustee determines it to be clearly imprudent to retain the stock to preserve

TENET EXECUTIVE DEFERRED
COMPENSATION PLANS TRUST
the principal balance required to maintain adequate funding for future payments due to participants or their beneficiaries under the Plans.

         5.2 The Company represents and warrants that it has filed and will file with the Securities and Exchange Commission and with all applicable state agencies or authorities all required registration statements relating to shares of Company stock and other interests which may be issued under the Plans. The Company acknowledges that it is responsible for, and that the Trustee shall not be responsible for, preparing or filing such registration statements or for the accuracy of statements contained therein, or for preparing or filing any other reports, statements or filings required under federal or state securities laws with respect to the Trust's investment in Company stock.

                                   ARTICLE VI

                                DISPOSITION OF INCOME

         6.1 During the term of this Trust, all income received by the Trust, not of expenses and taxes, shall be accumulated and reinvested.

                                   ARTICLE VII

                              ACCOUNTING BY TRUSTEE

         7.1 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

TENET EXECUTIVE DEFERRED
COMPENSATION PLANS TRUST

                                   ARTICLE VIII

                             RESPONSIBILITY OF TRUSTEE

         8.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent a person acting in like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Agreement and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         8.2 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         8.3 The Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         Upon receipt by the Trust and/or Trustee, as the case may be, of notice or commencement (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) of a claim, action or proceeding (a "Legal Proceeding") against the Trustee or the Trust, as the case may be, arising in connection with the Trust, the Trustee shall promptly notify the Company with respect thereto. The Company will, if requested by the Trustee and may in its discretion, assume the defense of any such Legal Proceeding and will employ counsel reasonably satisfactory to the Trustee and pay the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by the Trustee in connection with such Legal Proceeding. The Trust and/or Trustee, as the case may be, shall have the right to participate in any such Legal Proceeding and to retain its own counsel, but, notwithstanding any provision of this Agreement to the contrary, the fees and expenses of such counsel shall be at the expense of the Trust and/or Trustee, as the case may be, unless (i) the Company and the Trust and/or Trustee, as the case may be, mutually shall have agreed in writing to the retention of such counsel, or (ii) the named parties to any such Legal Proceeding (including any impleaded parties) include both the Company and the Trust and/or Trustee, as the case may be, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between the Company and the Trust and/or Trustee, as the case may be; provided, however, that in no event shall the Company be liable for the fees and expenses of more than one firm of attorneys (in addition to any local counsel) in connection with any one

TENET EXECUTIVE DEFERRED
COMPENSATION PLANS TRUST

Legal Proceeding or separate but substantially similar or substantially related Legal Proceedings in the same jurisdiction arising out of the same facts and circumstances. The Company shall not be liable for any settlement of any Legal Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company shall be obligated for any loss or liability by reason of such settlement or judgment. The Company will not settle any claim, action or proceeding (i) in which the Trust and/or Trustee, as the case may be, is a named party, or (ii) pursuant to which settlement any responsibility, culpability or liability is imposed on, or ascribed to, the Trust and/or Trustee, as the case may be, without the written consent of the Trust and/or Trustee, as the case may be, which consent shall not be unreasonably withheld.

         8.4 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         8.5 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         8.6 Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         8.7 Notwithstanding any provision in this Agreement to the contrary, in the event of a Change of Control, as defined in Section 13.4, the Trustee is hereby directed to sell any and all shares of Company stock, or other stock that is received by the Trustee in exchange for such Company stock as a result of the Change of Control, which the Trustee holds as a Trust asset, within thirty (30) days of such Change of Control. The Trustee shall invest any and all proceeds that it receives as a result of such sales that are not immediately needed in order to make distributions to participants and their beneficiaries under the Plans in United States government securities and/or securities of United States government agencies. Additionally, if the Trustee sells any Company stock prior to a Change of Control, the proceeds from any such sale that are not immediately needed in order to make distributions to participants and their beneficiaries under the Plans also shall be invested by the Trustee in United States government securities and/or securities of United States government agencies with an average portfolio maturity of two (2) years.

                                   ARTICLE IX

                      COMPENSATION AND EXPENSES OF TRUSTEE

         9.1 The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

         9.2 In the event of a Change of Control or any other matter, which in the Trustee's reasonable discretion requires the Trustee to perform services in addition to the Trustee's custodial and investment responsibilities under this Agreement, including, without limitation, the Trustee's responsibilities under Section 8.7, which shall not be considered additional responsibilities upon a Change of Control, the Trustee shall be entitled to an additional fee as provided in this Article IX. The Trustee shall be compensated at its normal hourly rates for all reasonable additional services and for the reasonable fees and expense of its counsel or other experts required to be engaged by the Trustee. Such amounts shall be paid by the Company to the Trustee within sixty (60) days of billing, provided that if timely payment is not made by the Company, the Trustee may discharge any such obligation out of the Trust assets, regardless of whether the Trust is fully funded.

         9.3 In the event of the termination of the Trust or the removal or resignation of the Trustee, the Trustee shall be entitled to withhold out of the Trust assets all amounts due to the Trustee pursuant to this Article IX. This
Section 9.3 shall supersede any conflicting provision of this Agreement or the Plans.


                                   ARTICLE X

                       RESIGNATION AND REMOVAL OF TRUSTEE

         10.1 The Trustee may resign at any time by written notice to the Company, which shall be effective ninety (90) days after receipt of such notice unless the Company and Trustee agree otherwise.

         10.2 Subject to Section 10.3, the Trustee may be removed by the Company on ninety (90) days notice or upon shorter notice accepted by the Trustee.

         10.3 Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for three (3) years.

         10.4 If the Trustee resigns within three (3) years following a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11.2 hereof prior to the effective date of the Trustee's resignation or removal.

         10.5 Upon resignation or removal of the Trustee and appointment of a successor Trustee, all Trust assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         10.6 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article XI hereof, by the effective date of resignation or removal under Section 10.1 or 10.2. If no such appointment has been made, the Trustee or the Company may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   ARTICLE XI

                            APPOINTMENT OF SUCCESSOR

         11.1 If the Trustee resigns or is removed in accordance with Section
10.1 or 10.2 hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         11.2 If the Trustee resigns or is removed pursuant to the provisions of Section 10.5 hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         11.3 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles VII and VIII hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                  ARTICLE XII

                           AMENDMENT OR TERMINATION

     12.1 This Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

     12.2 The Trust shall not terminate until the date on which participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     12.3 Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. The Company shall provide verification to the Trustee that all such participants or beneficiaries entitled to benefits under the Plans have in fact approved the termination of the Trust. All assets in the Trust at termination shall be returned to the Company.

     12.4   Section 1.5, Article IV, Article V, Section 8.7, Section 10.3,
Section 10.4, Section 12.4 and Section 13.4 of this Agreement may not be amended by Company for three (3) years following a Change in Control, as defined herein.


                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     13.2 Benefits payable to participants and their beneficiaries under the Plans pursuant to this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by ERISA or the Code.

     13.4 For purposes of this Trust, a "Change of Control" means any of the following events:

            (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a Trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities:

            (b) A majority of the members of the Board of Directors of the Company (the "Board") ceases to be comprised of individuals who are "Continuing Members" of the Board. A "Continuing Member" shall mean a director who is a member of the Board on April 1, 1994, and any successor of a Continuing Member who is elected to the Board or nominated for such election by action of a majority of Continuing Members then serving on the Board; or

            (c) The shareholders of the Company approve an agreement providing either for a merger, consolidation, or other transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

     13.5 If a participant or his or her beneficiary is required to institute a legal proceeding in order to enforce his or her rights under this Agreement and the Plans and such participant or beneficiary prevails in such legal proceeding, then the Company shall reimburse such participant or beneficiary for the reasonable legal fees and expenses incurred in bringing and prosecuting such legal proceeding.


                                  ARTICLE XIV

                                 EFFECTIVE DATE

     14.1 The effective date of this Agreement shall be the date first written above.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                     "COMPANY"

                                     TENET HEALTHCARE COMPANY


                                     By: /s/ Alan R. Ewalt
                                        ---------------------------------------
                                     Its: SR Vice President
                                         --------------------------------------



                                     "TRUSTEE"

                                     UNITED STATES TRUST COMPANY OF
                                     NEW YORK


                                     By:
                                        ---------------------------------------
                                     Its:
                                         --------------------------------------

                                     United States Trust Company of New York
                                     770 Broadway
                                     New York, New York  10003-9598
                                     Telephone: 212/338-4311